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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of The Dexter Corporation on Form S-8 (File No. 333-04081) of our report dated June 24, 1997, on our audit of the financial statements of The Dexter 401(k) Savings Plan as of December 31, 1996 and for the year then ended, which report is included in this Form 11-K for the year ended December 31, 1996.




/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

Springfield, Massachusetts
June 25, 1997